UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2026

PRESTIGE CONSUMER HEALTHCARE INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32433	20-1297589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 White Plains Road, Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

(914) 524-6800

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PBH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Term Loan Facility

On June 12, 2026 (the “Closing Date”), Prestige Consumer Healthcare Inc. (the “Company”) and its wholly-owned subsidiary, Prestige Brands, Inc. (the “Borrower”), entered into that certain Term Loan Credit Agreement (the “Term Loan Credit Agreement”) by and among the Company, the Borrower, certain other subsidiaries of the Company as guarantors, Citibank, N.A. as administrative agent, the lenders party thereto and Citibank, N.A., Barclays Bank PLC, Morgan Stanley Senior Funding Inc., Goldman Sachs Bank USA and RBC Capital Markets, as joint lead arrangers and joint bookrunners.

Proceeds of term loans borrowed under the Term Loan Credit Agreement in the amount of $1.045 billion were used to finance the Transactions (as defined below) that occurred on the Closing Date, together with fees and expenses incurred in connection with the closing of the Term Loan Credit Agreement and the Transactions. The Term Loan Credit Agreement also permits, subject to the satisfaction of certain conditions as more specifically set forth in the Term Loan Credit Agreement, a second draw (on an uncommitted basis) of term loans in an amount not to exceed $95.0 million that may be used by the Borrower to finance, in part, the previously announced acquisition of LaCorium Health (the “LaCorium Acquisition”), which is expected to close in the second quarter of fiscal 2027, together with fees and expenses incurred in connection with the LaCorium Acquisition. The Term Loan Credit Agreement also allows the Company to borrow additional funds under the Term Loan Credit Agreement on an uncommitted basis, subject to certain limitations and conditions set forth in the Term Loan Credit Agreement.

Term loans borrowed under the Term Loan Credit Agreement bear interest, at the Borrower’s option, at a rate per annum equal to (i) Term SOFR plus 2.00% or (ii) an alternate base rate based on the highest of Citibank, N.A.’s prime rate, the overnight Federal Funds Rate plus 0.50% and Term SOFR plus 1.00%. Term SOFR shall never be less than 0% and such base rate shall never be lower than 1.00%

The Term Loan Credit Agreement requires the Borrower to make quarterly amortization payments equal to 0.25% of the aggregate principal amount of the term loans made on the Closing Date, plus the aggregate principal amount of any additional term loans advanced to fund the LaCorium Acquisition. The Borrower is permitted to prepay all or a portion of the term loans under the Term Loan Credit Agreement at any time, subject to a 1.0% premium if the Borrower effects a certain repricing transactions (where the primary purpose thereof is to lower the all-in yield of the Term Loan Credit Agreement) in the first six months after the Closing Date. Borrowings under the Term Loan Credit Agreement are subject to mandatory prepayments with the net cash proceeds of certain issuances of debt, certain asset sales and other dispositions and certain casualty events, and, starting with the fiscal year ending March 31, 2028, with a portion of excess cash flow if the Company’s consolidated first lien net leverage ratio is greater than 2.75 to 1.00. Repayment of borrowings under the Term Loan Credit Agreement will be subject to acceleration upon the occurrence of certain customary events of default, including payment defaults, covenant defaults, breaches of representations and warranties, cross-defaults and cross-acceleration to material indebtedness, certain events of bankruptcy, material attachments, material judgments, actual or asserted failure of material loan or security documents to be in force and effect or create valid liens, change of control and certain ERISA events.

The Borrower’s obligations under the Term Loan Credit Agreement are unconditionally guaranteed by the Company and certain of its domestic wholly-owned subsidiaries, other than the Borrower. Each of these guarantees is joint and several. The Borrower’s obligations under the Term Loan Credit Agreement, together with the guarantees, are secured by a perfected security interest in substantially all of the Borrower’s and the guarantors’ assets.

The Term Loan Credit Agreement contains certain customary affirmative and negative covenants, including limitations on the Company’s ability and the ability of the Company’s restricted subsidiaries to: create or incur liens, make loans, investments and acquisitions, incur additional indebtedness, consolidate, merge or sell all or substantially all of its assets, sell, transfer or otherwise dispose of assets, pay dividends or make other distributions or repurchase or redeem the Company’s capital stock, change the nature of its business, enter into certain transactions with affiliates, enter into agreements restricting the Borrower’s restricted subsidiaries’ ability to pay dividends, make certain accounting changes and prepay, redeem or repurchase subordinated indebtedness or make certain modifications thereto.

Amendment to ABL Credit Agreement

Additionally, on the Closing Date, the Company and the Borrower entered into Amendment No. 10 (the “ABL Amendment”) to the credit agreement governing the Company’s asset-based revolving line of credit (as amended, the “ABL Credit Agreement”) originally entered into on January 31, 2012, by and among the Company, the Borrower, certain subsidiaries party thereto as guarantors, the lenders party thereto and Citibank, N.A., as the administrative agent. Among other modifications, the ABL Amendment (i) increased the aggregate commitments under the ABL Credit Facility to $225 million and (ii) extended the maturity date of the ABL Credit Agreement to the date that is five years from the Closing Date. In addition, proceeds of borrowings under the ABL Credit Agreement may be used for the LaCorium Acquisition if after giving effect to such borrowing, excess availability under the ABL Credit Agreement is no less than the greater of (A) $30,625,000 and (B) 17.5% of the lesser of (i) aggregate commitments under the ABL Credit Agreement and (ii) the borrowing base under the ABL Credit Agreement.

The administrative agents and certain of the parties to the Term Loan Credit Agreement and the ABL Credit Agreement and certain of their respective affiliates have performed in the past, and may perform in the future, banking, investment banking or other advisory services for the Company and its affiliates from time to time for which they have received, or will receive, customary fees and expenses.

The foregoing descriptions of the Term Loan Credit Agreement, the ABL Amendment and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Term Loan Credit Agreement and the ABL Amendment, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 12, 2026, the Borrower and Medtech Products Inc. (“MedTech”), a wholly-owned subsidiary of the Company, completed the previously announced acquisition of Breathe Right® and certain other brands (the “Breathe Right Business”) from Foundation Consumer Brands, LLC and certain of its affiliates, pursuant to an Asset Purchase Agreement, dated as of March 19, 2026 (the “Purchase Agreement”), for a purchase price of $1.045 billion in cash (the “Transaction”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.3 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2026, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by herein by reference.

Item 8.01 Other Events.

On June 15, 2026, the Company issued a press release announcing the Company’s entry into the Term Loan Credit Agreement, the ABL Amendment and the completion of the Transaction. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The required financial statements of the Breathe Right Business are not included in this Current Report on Form 8-K. These financial statements will be filed through an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The required pro forma financial information of the Company is not included in this Current Report on Form 8-K. This information will be filed through an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated June 15, 2026, announcing the Company's entry into the Credit Agreement, the ABL Amendment and the closing of the Transaction.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 16, 2026	PRESTIGE CONSUMER HEALTHCARE INC.

		By:	/s/ Christine Sacco
Name: Christine Sacco
Title: Chief Financial Officer & Chief Operating Officer